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                                                                   Exhibit 10.20

                                AMENDMENT TWO TO
                              EMPLOYMENT AGREEMENT

     This Amendment Two is made this 1st day of July, 2003 to that certain Employment Agreement and Amendment One to Employment Agreement by and between American Prepaid Professional Services, Inc. ("American Prepaid") and Alan Stewart (the "Executive") dated the 22nd day of November, 1999 and 7th day of March, 2003, respectively.

     WHEREAS, American Prepaid and Executive mutually desire to amend certain of the terms of the above-referenced Employment Agreement and Amendment One, copies of which are attached hereto in their entirety and are incorporated herein by this reference as Exhibits "A" and "B" (the "Employment Agreement"); and

     WHEREAS, the parties desire to extend the term of said Employment Agreement for an additional three (3) years, as well as mutually amend other terms of said Employment Agreement as provided for below:

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. The terms and conditions of that certain Employment Agreement and Amendment One to Employment Agreement dated as of 22nd day of November, 1999 and 7th day of March, 2003, respectively, by and among American Prepaid and Executive are hereby confirmed in their entirety with the exception that to the extent the terms and conditions of this Amendment Two are in conflict with the terms and conditions of the Employment Agreement and Amendment One to Employment Agreement, the terms of this Amendment Two shall govern.

     2. It is the desire of the parties to extend the term of the Employment Agreement by an additional three (3) years and, accordingly, amend Paragraph 2, Term of Employment, to now read in its entirety as follows:

     Term of Employment. The term of the Executive's employment pursuant to this Agreement shall be effective as of the date of this Amendment One to Employment Agreement, and shall remain in effect until November 22, 2007 or until terminated in accordance with Section 6 of the Employment Agreement. The period during which the Executive serves as an employee of American Prepaid or any of its subsidiary operations in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

     3. It is the desire of the parties to include the title of the Executive as of the date of this Amendment Two and, accordingly, amend Paragraph 3, Duties, to now read in its entirety as follows:

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     Duties. During the Term of Employment, the Executive (a) shall serve as an officer of American Prepaid with the current title as of the date of this Amendment One of Senior Vice President and Chief Actuary, (b) shall perform such duties and responsibilities as may be reasonably determined by the President of American Prepaid consistent with the Executive's position as an officer of American Prepaid, provided that such duties and responsibilities shall be within the general area of the Executive's experience and skills, (c) upon the request of the Board of Directors of American Prepaid, shall serve as an officer of any of its subsidiaries; and
     (d) shall render all services incident to the foregoing. The Executive agrees to use his best efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of American Prepaid, CompDent Corporation n/k/a CompBenefits Corporation (parent company of American Prepaid), and their subsidiaries and Affiliates and the performance of his duties and responsibilities hereunder.

     4. It is the desire of the Parties to reflect Executive's current Base Salary and, accordingly, amend paragraph 4(a), Compensation, in its entirety to now read as follows:

     (a) During the Term of Employment, American Prepaid shall pay the Executive a salary (the "Base Salary") at an annual rate as shall be determined from time to time by the President of American Prepaid, provided, however, that such rate per annum shall not be less than $200,000. Such salary shall be subject to withholding under applicable law and shall be payable in periodic installments in accordance with American Prepaid's usual practice for its executives, as in effect from time to time.

     IN WITNESS WHEREOF, the parties have signed this Amendment Two as of the day and year first above written.

AMERICAN PREPAID                        EXECUTIVE
PROFESSIONAL SERVICES, INC.


By: /s/ Phyllis Klock                   By: /s/ Alan Stewart
    ---------------------------------       ------------------------------------
Name: Phyllis Klock                         Alan Stewart
Title: President & Chief Operating
       Officer


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